Exhibit 99.1 1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Third Quarter Fiscal 2022 Financial Results

•	Net Sales of $70.1 Million
•	Gross Margin of 45.8% (+60 bp)
•	GAAP EPS of $0.27 / Non-GAAP EPS of $0.52
•	$7 Million of Common Stock Purchased in Third Quarter
•	Company Announces Fourth Quarter Acquisition of Grilla Grills

COLUMBIA, Mo., March 10, 2022 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the third quarter fiscal 2022 ended January 31, 2022.

Third Quarter Fiscal 2022 Financial Highlights

•

Net sales were $70.1 million for the third quarter of fiscal 2022, a decline from record net sales of $82.6 million for the third quarter of fiscal 2021, reflecting a decrease in traditional brick-and-mortar channel net sales. On a two-year basis, net sales grew 61.8% over the third quarter of fiscal 2020, reflecting growth in the traditional sales channel of 26.6%, and growth in the e-commerce channel of 122.4%.

•	Gross margin of 45.8% was an increase of 60 basis points over the comparable quarter last year.
•	Net income was $3.8 million, or $0.27 per diluted share, compared with net income of $8.0 million, or $0.56 per diluted share, for the comparable quarter last year.

•

Non-GAAP net income was $7.4 million, or $0.52 per diluted share, compared with non-GAAP net income of $11.8 million, or $0.82 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude acquired intangible amortization, stock compensation, transition costs, COVID-19 expenses, technology implementation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•	Adjusted EBITDAS was $10.5 million, or 15.0% of net sales, compared with $15.8 million, or 19.1% of net sales, for the comparable quarter last year.

Brian Murphy, President and Chief Executive Officer, said, “Over the past two years, many consumers have discovered for the first time, or rediscovered, a passion for outdoor lifestyle activities, as well as for shooting sports and personal protection.  This new, larger base of consumer participation has helped drive significant growth in our business and should fuel our future growth as well. During the third quarter, net sales of products in our outdoor lifestyle category, which consists of products primarily related to hunting, fishing, camping, and rugged outdoor activities, grew by more than 80% versus the pre-pandemic third quarter of fiscal 2020, and net sales of products in our firearm-related shooting sports

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

category, which includes shooting accessories and products related to personal protection, grew by approximately 45% versus the third quarter of fiscal 2020.

“We believe that some of the gains experienced by us and throughout the industry over the past two years were propelled by the pandemic resulting in outsized growth last year. As a result, total net sales in our third quarter declined approximately 15%, as the company lapped very strong growth of more than 90% in the comparable period last year. The decline was driven by lower net sales of products within our shooting sports category, particularly those products related to personal protection, but were partially offset by growth of the products product sales in our outdoor lifestyle category. We moved quickly to adjust to this change in the post-pandemic environment and worked closely with our firearm-related OEM customers and retailers as they addressed rapidly shifting consumer firearm purchasing activity.

“Importantly, we continued to execute on a number of exciting initiatives that support our long-term growth strategy. Our outdoor lifestyle category grew by 7% in the third quarter versus fiscal 2021.  Growth in our outdoor lifestyle category is an important component of our long-term strategic plan, and today we are excited to announce that we will acquire Grilla Grills, a direct-to-consumer provider of high-quality grills, smokers, and accessories to the $7 billion, growing U.S. barbecue grill market.  With the addition of Grilla to our brand portfolio, we gain an authentic  brand with a loyal consumer following that is well-suited to benefit from our Dock-and-Unlock strategy and that will expand our direct-to-consumer revenue base.  Both Grilla Grills and our existing MEAT! Your Maker brand are 100% direct-to-consumer brands that, when combined, are expected to generate nearly 10% of our total net sales.  The acquisition of Grilla, which is expected to be immediately accretive and should close in the coming weeks, will also diversify our revenue mix further toward our outdoor lifestyle category, which we believe will generate nearly 50% of our net sales beginning in the fourth quarter.  We are excited to welcome Grilla Grills into the American Outdoor family of brands.

“Our Dock & Unlock™ process continues to fuel innovation, drive future growth, and support our objective to deliver compound annual organic growth of 8% to 10% over the next four to five years.  During the third quarter, we unveiled a number of new products, including two new meat grinders from MEAT!, our organically developed, direct-to-consumer, brand of meat processing equipment, and the Claymore, a truly innovative clay target launcher from our Caldwell brand.  Many of our new products reflect our intent to continue growing our outdoor lifestyle category, while sharpening our focus in shooting sports on those areas that represent large, long-term, and more stable markets, such as shotgun sports, targets, and scopes.  With a robust new product pipeline in place, a portfolio of authentic outdoor brands in hand, and an energized outdoor consumer, we are excited about the future and look forward to sharing our progress as we take our brands from Niche to Known™.”

Andrew Fulmer, Chief Financial Officer, said, “We believe the strength of our balance sheet continues to provide us with multiple options to effectively deploy our capital to help drive growth, as demonstrated by our multiple new product launches in the third quarter and the planned acquisition of Grilla Grills in the fourth quarter.  Grilla has delivered net sales growth of over 161% over the last two years and a compound annual growth rate of approximately 50% over the last five years.  Our cash balance, combined with the expanded capacity on our line of credit, provided us with almost $90 million of available capital at the end of the third quarter.  We believe that our solid financial position enables us to execute on our capital allocation priorities, including investing in organic growth and potential acquisitions, as well as opportunistically returning capital to our stockholders.  Accordingly, our Board authorized a share repurchase program of up to $15 million of our common stock in December 2021, and as of the end of our third quarter, we had purchased $7 million of our common stock.  We have since then completed the program with $8 million in common stock purchases during the fourth quarter.”

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

“During the third quarter, we received data from our retail partners indicating that POS trends for products in our Shooting Sports and Personal Protection category that attach to firearms had declined.  Based on this information, and our current visibility into the remainder of our fiscal year, we are adjusting our guidance range for fiscal year 2022 accordingly.”

Outlook

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
NET SALES, EARNINGS PER SHARE, and ADJUSTED EBITDAS GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION (Unaudited)

	Range for the Year Ending April 30, 2022
Net sales (in thousands)	$245,000	$250,000

GAAP income per share - diluted	$0.61	$0.74
Amortization of acquired intangible assets	0.96	0.96
Stock compensation	0.22	0.22
Technology implementation	0.17	0.17
Acquisition-related costs	0.04	$0.04
Tax effect of non-GAAP adjustments	(0.35)	(0.35)
Non-GAAP income per share - diluted	$1.65	$1.78
Non-GAAP Adjusted EBITDAS (in thousands)	$34,000	$36,000

The Company is not providing a quantitative reconciliation of non-GAAP Adjusted EBITDAS guidance in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the Company does not provide a reconciliation of forward-looking non-GAAP Adjusted EBITDAS to GAAP net income due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected GAAP net income may vary significantly based on actual events, including variations in acquired intangible asset amortization and stock compensation expense, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by projected non-GAAP Adjusted EBITDAS.

Conference Call and Webcast

The Company will host a conference call and webcast today, March 10, 2022, to discuss its third quarter fiscal 2022 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 570-1129 and reference conference identification number 6165315.  No RSVP is necessary.  The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “non-GAAP income per share diluted,” “Adjusted EBITDAS,” and “free cash flow” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. A reconciliation of projected non-GAAP income per share diluted and free cash flow are contained under the “Outlook” section of this press release. From time-to-time, the

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends.  The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) stock compensation, (iii) transition costs, (iv) COVID-19 expenses, (v) technology implementation, (vi) the tax effect of non-GAAP adjustments, (vii) interest expense, (viii) income tax expense, (ix) depreciation and amortization, and (x) related party interest income; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis.  These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures.  The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, and personal security and defense products, for rugged outdoor enthusiasts.  The company produces innovative, top quality products under its brands Caldwell®; Wheeler®; Tipton®; Frankford Arsenal®; Hooyman®; BOG®; MEAT!; Uncle Henry®; Old Timer®; Imperial®; Crimson Trace®; LaserLyte®; Lockdown®; ust®; BUBBA®; and Schrade®.  For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include that a new, larger base of consumer participation should fuel our future growth; our belief that some of the gains experienced by us and throughout the industry over the past two years were propelled by the pandemic resulting in outsized growth last year; our belief that the acquisition of Grilla to our brand portfolio, when combined with our other direct-to-consumer brands, will generate nearly 10% of our total net sales; our expectation that the acquisition of Grilla will be immediately accretive and should close in the coming weeks and will also diversify our revenue mix further toward our outdoor lifestyle category, which we believe will generate nearly 50% of our net sales beginning in the fourth quarter; our belief that the Dock & Unlock™ process will support our objective to deliver compound annual organic growth of 8% to 10% over the next four to five years; our belief that the strength of our balance sheet will provide us with multiple options to effectively deploy our capital to help drive growth; our belief that our solid financial position enables us to execute on our capital allocation priorities, including investing in organic growth and potential acquisitions, as well as opportunistically returning capital to our stockholders; and our adjustment to our guidance range and our outlook for fiscal 2022. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the effects of the COVID-19, pandemic, including potential

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2021.

Forward-looking statements included in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release except as may be required by the federal securities laws.

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	As of:
	January 31, 2022	April 30, 2021
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$22,778	$60,801
Accounts receivable, net of allowance for credit losses of $104 on January 31, 2022 and $119 on April 30, 2021	45,346	37,487
Inventories	119,571	74,296
Prepaid expenses and other current assets	9,672	7,098
Income tax receivable	729	149
Total current assets	198,096	179,831
Property, plant, and equipment, net	13,623	10,992
Intangible assets, net	43,754	53,643
Goodwill	64,315	64,315
Right-of-use assets	24,310	25,375
Deferred income taxes	6,620	6,683
Other assets	668	424
Total assets	$351,386	$341,263
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20,454	$16,021
Accrued expenses	13,867	9,843
Accrued payroll and incentives	3,818	6,774
Lease liabilities, current	1,846	1,771
Accrued profit sharing	928	1,933
Total current liabilities	40,913	36,342
Lease liabilities, net of current portion	23,513	24,780
Other non-current liabilities	39	236
Total liabilities	64,465	61,358
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,188,033 shares issued and 13,823,635 shares outstanding on January 31, 2022 and 14,059,440 shares issued and outstanding on April 30, 2021	14	14
Additional paid in capital	267,583	265,362
Retained earnings	26,335	14,529
Treasury stock, at cost (364,398 shares on January 31, 2022)	(7,011)	—
Total equity	286,921	279,905
Total liabilities and equity	$351,386	$341,263

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2022	2021	2022	2021
Net sales	$70,105	$82,649	$201,633	$212,214
Cost of sales	38,010	45,276	107,518	114,038
Gross profit	32,095	37,373	94,115	98,176
Operating expenses:
Research and development	1,377	1,478	4,354	4,641
Selling, marketing, and distribution	15,627	15,121	44,490	41,426
General and administrative	10,366	10,591	31,020	29,899
Total operating expenses	27,370	27,190	79,864	75,966
Operating income	4,725	10,183	14,251	22,210
Other income/(expense), net:
Other income, net	258	141	1,004	352
Interest (expense)/income, net	(68)	(51)	(167)	341
Total other income, net	190	90	837	693
Income from operations before income taxes	4,915	10,273	15,088	22,903
Income tax expense	1,149	2,244	3,282	5,746
Net income/comprehensive income	$3,766	$8,029	$11,806	$17,157
Net income per share:
Basic	$0.27	$0.57	$0.84	$1.23
Diluted	$0.27	$0.56	$0.82	$1.20
Weighted average number of common shares outstanding:
Basic	14,054	13,999	14,091	13,987
Diluted	14,205	14,254	14,332	14,321

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended January 31,
	2022	2021
	(In thousands)
Cash flows from operating activities:
Net income	$11,806	$17,157
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	12,550	15,112
Loss on sale/disposition of assets	127	—
Provision for credit losses on accounts receivable	(8)	23
Deferred income taxes	63	(780)
Stock-based compensation expense	2,336	2,100
Changes in operating assets and liabilities:
Accounts receivable	(7,851)	(19,356)
Inventories	(45,275)	(13,691)
Accounts payable	3,789	7,724
Accrued liabilities	63	11,020
Other	(3,786)	(2,252)
Net cash (used in)/provided by operating activities	(26,186)	17,057
Cash flows from investing activities:
Payments to acquire patents and software	(449)	(463)
Payments to acquire property and equipment	(4,262)	(2,600)
Net cash used in investing activities	(4,711)	(3,063)
Cash flows from financing activities:
Payments to acquire treasury stock	(7,011)	—
Net transfers from former Parent	—	31,706
Cash paid for debt issuance costs	—	(410)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	413	—
Payment of employee withholding tax related to restricted stock units	(528)	(14)
Net cash (used in)/provided by financing activities	(7,126)	31,282
Net (decrease)/increase in cash and cash equivalents	(38,023)	45,276
Cash and cash equivalents, beginning of period	60,801	234
Cash and cash equivalents, end of period	$22,778	$45,510
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$114	$61
Income taxes	$3,792	$3,680

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)

	For the Three Months Ended January 31,			For the Nine Months Ended January 31,
	2022		2021	2022		2021
GAAP gross profit	$32,095		$37,373	$94,115		$98,176
Transition costs	—		—	—		127
Non-GAAP gross profit	$32,095		$37,373	$94,115		$98,303

GAAP operating expenses	$27,370		$27,190	$79,864		$75,966
Amortization of acquired intangible assets	(3,428)		(4,067)	(10,284)		(12,236)
Stock compensation	(920)		(904)	(2,336)		(2,100)
Transition costs	—		—	—		(137)
Technology implementation	(460)		—	(1,619)		—
COVID-19 expenses	—		—	—		(223)
Other	(22)		—	(40)		(125)
Non-GAAP operating expenses	$22,540		$22,219	$65,585		$61,145

GAAP operating income	$4,725		$10,183	$14,251		$22,210
Amortization of acquired intangible assets	3,428		4,067	10,284		12,236
Stock compensation	920		904	2,336		2,100
Transition costs	—		—	—		264
Technology implementation	460		—	1,619		—
COVID-19 expenses	—		—	—		223
Other	22		—	40		125
Non-GAAP operating income	$9,555		$15,154	$28,530		$37,158

GAAP net income	$3,766		$8,029	$11,806		$17,157
Amortization of acquired intangible assets	3,428		4,067	10,284		12,236
Stock compensation	920		904	2,336		2,100
Transition costs	—		—	—		264
Technology implementation	460		—	1,619		—
COVID-19 expenses	—		—	—		223
Related party interest income	—		—	—		(424)
Other	22		—	40		125
Tax effect of non-GAAP adjustments	(1,208)		(1,242)	(3,570)		(3,631)
Non-GAAP net income	$7,388		$11,758	$22,515		$28,050

GAAP net income per share - diluted	$0.27		$0.56	$0.82		$1.20
Amortization of acquired intangible assets	0.24		0.29	0.72		0.85
Stock compensation	0.06		0.06	0.16		0.15
Transition costs	—		—	—		0.02
Technology implementation	0.03		—	0.11		—
COVID-19 expenses	—		—	—		0.02
Related party interest income	—		—	—		(0.03)
Other	—		—	—		0.01
Tax effect of non-GAAP adjustments	(0.09)		(0.09)	(0.25)		(0.25)
Non-GAAP net income per share - diluted	$0.52	(a)	$0.82	$1.57	(a)	$1.96	(a)
(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A Columbia, MO 65202 (800) 338-9585 NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2022	2021	2022	2021
GAAP net income	$3,766	$8,029	$11,806	$17,157
Interest expense	68	—	167	—
Income tax expense	1,149	2,244	3,282	5,746
Depreciation and amortization	4,164	4,642	12,550	15,112
Related party interest income	—	—	—	(424)
Stock compensation	920	904	2,336	2,100
Transition costs	—	—	—	264
Technology implementation	460	—	1,619	—
COVID-19 costs	—	—	—	223
Other	22	—	40	125
Non-GAAP Adjusted EBITDAS	$10,549	$15,819	$31,800	$40,303